Exhibit 10.21

BUBBLR, INC.

2022 INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Bubblr, Inc. (the “Company”) hereby grants to you an Option (the “Option”) to purchase shares of the Company’s Common Stock, $0.01 par value (“Shares”) under the Company’s 2022 Incentive Plan (the “Plan”). The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”) in the Stock Option Agreement, which is attached to and incorporated into this Grant Notice in their entirety.

Participant:	Manfred Ebensberger
Hire Date:	October 17, 2024
Grant Date:	October 17, 2024
Vesting:	70% on the Grant Date and 30% Monthly over One Year of Service.
Number of Shares Subject to Option:	6,200,000
Exercise Price (per Unit):	$0.030
Options Expiration Date:	Ten years from grant (subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)
Type of Option:	☐ Incentive Stock Option* ☒ Nonqualified Stock Option

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Grant Notice, the Stock Option Agreement, and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Stock Option Agreement, and the Plan set forth the entire understanding between you and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

Dated: October 17, 2024	Bubblr, Inc.

	By:	/s/ David Chetwood
	Name: Title:	David Chetwood Chief Financial Officer

Dated: October 17, 2024	Participant

	By:	/s/ Manfred Ebensberger
	Name:	Manfred Ebensberger

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